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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 10, 2009

ADVANCE AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

5008 Airport Road, Roanoke, Virginia	24012
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (540) 362-4911

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Fiona P. Dias as a Director
On September 10, 2009, Fiona P. Dias, Executive Vice President, Strategy & Marketing, GSI Commerce, Inc., a provider of e-commerce and interactive marketing services, was elected to the Board of Directors of Advance Auto Parts, Inc. (the “Company”).  Ms. Dias, age 43, has served in her current role since February 2007.  From May 2005 to August 2006, Ms. Dias served as Executive Vice President and Chief Marketing Officer at Circuit City Stores, Inc., a specialty retailer of consumer electronics, and as President, Circuit City Direct from March 2003 to April 2005, and Senior Vice President, Marketing from November 2000 to March 2003.  Prior to 2000, Ms. Dias held senior marketing positions with PepsiCo, Inc., Pennzoil-Quaker State Company, and The Procter & Gamble Company. Ms. Dias serves as a Director of Choice Hotels, Inc.

The Board has determined that Ms. Dias is an independent director within the meaning of the listing standards of the New York Stock Exchange because she has no material relationship with the Company or its subsidiaries and she satisfies the “bright line independence” criteria set forth in Section 303A.02(b) of the NYSE’s listing standards.  The Board has also appointed Ms. Dias to the Finance Committee.

The Board also revised its compensation program, effective September 10, 2009, to provide that the initial grant of long-term equity compensation to directors who are elected to the Board at a time other than the Company’s annual meeting of stockholders be pro-rated based on the number of months remaining until the Company’s next annual meeting of stockholders.   Accordingly, effective September 15, 2009, Ms. Dias will receive equity compensation valued at $80,000 on the date of grant and comprised of deferred stock units, and a pro-rated annual cash retainer in the amount of $33,333 consistent with the Board’s 2009 compensation program.

Related Party Transactions
During fiscal 2008, and prior to Ms. Dias becoming a director of the Company, the Company paid GSI Commerce, Inc., approximately $1.6 million for services provided in conjunction with determining requirements and planning related to the launch of a new e-commerce website for the Company. Performance under the contract was completed during 2008.   Management believes that the terms of the agreement were fair and reasonable.

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.
(Registrant)

Date: September 16, 2009	/s/ Michael A. Norona
(Signature)*
Michael A. Norona
Executive Vice President, Chief Financial Officer and Assistant Secretary

* Print name and title of the signing officer under his signature.